Exhibit 23.2

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2024, with respect to the consolidated financial statements of Lixiang Education Holding Co., Ltd. , as of and for the years ended December 31, 2023 in this Registration Statement on Form F-1 of Lixiang Education Holding Co., Ltd. filed with the Securities and `Exchange Commission.

We hereby also consent to the inclusion of our review of the interim condensed financial information report dated September 27, 2024, in the Registration Statement on Form F-1 of the Company, relating to the unaudited interim condensed consolidated statement of financial position of the Company as of June 30, 2024 and December 31, 2023, and the related unaudited interim condensed statements of profit or loss and other comprehensive income in each of the six-months period ended June 30, 2024 and 2023.

/s/ Audit Alliance LLP

Singapore

November 29, 2024